Exhibit 4.1

Execution Version

J2 GLOBAL, INC.

as the Company

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of October 7, 2020

4.625% SENIOR NOTES DUE 2030

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		Page
Section 11.07.	Governing Law	73
Section 11.08.	No Adverse Interpretation of Other Agreements	73
Section 11.09.	Successors	74
Section 11.10.	Duplicate Originals	74
Section 11.11.	Separability	74
Section 11.12.	Table of Contents and Headings	74
Section 11.13.	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	74
Section 11.14.	Force Majeure	74
Section 11.15.	Patriot Act	74

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

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INDENTURE, dated as of October 7, 2020, among J2 Global, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Wilmington Trust, National Association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $750,000,000 aggregate principal amount of its 4.625% Senior Notes Due 2030, and, if and when issued, any Additional Notes (the “Notes”).

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on October 15, 2025 (as stated in the table set forth in Section 3.01(a)), plus (ii) all required interest payments due on such Note through October 15, 2025 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note. The Trustee shall have no obligation to calculate or verify the calculation of the Applicable Premium.

“Applicable Premium Deficit” has the meaning assigned to such term in Section 8.01(a)(2).

“Asset Sale” means any sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary (including any issuances of Equity Interests by a Restricted Subsidiary) and any other sale, lease, transfer or other disposition of any other assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction (each of the above referred to as a “disposition”); provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash, cash management investments and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4) a transaction permitted under Section 5.01;

(5) a Restricted Payment permitted under Section 4.07;

(6) licenses and sublicenses by the Company or any Restricted Subsidiary of software or intellectual property in the ordinary course of business or the abandonment of intellectual property rights in the ordinary course of business;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8) the granting of Liens not prohibited under Section 4.08;

(9) leases and subleases and licenses and sublicenses by the Company or any Restricted Subsidiary of real or personal property in the ordinary course of business;

(10) any liquidation or dissolution of a Restricted Subsidiary; provided that such Restricted Subsidiary’s direct parent is also either the Company or a Restricted Subsidiary of the Company and immediately becomes the owner of such Restricted Subsidiary’s assets;

(11) to the extent allowable under Section 1031 of the Code or any successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(12) foreclosures, condemnation or any similar action on assets;

(13) the unwinding of any Hedging Agreements;

(14) the issuance of Disqualified Stock or Preferred Stock pursuant to Section 4.06;

(15) any issuance or sale of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary; and

(16) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $50 million.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, or in the city in which the office of the Trustee at which the corporate trust business of the Trustee is principally administered is located, are authorized by law to close.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; provided, however, all leases that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases in such Person’s financial statements prepared in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests, membership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means:

(1) United States dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or money in other currencies received in the ordinary course of business by the Company or any of its Subsidiaries;

(2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

(3) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within twelve months after the date of acquisition;

(6) instruments equivalent to those referred to in clauses (1) through (5) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States;

(7) money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (5) above; and

(8) in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or any Guarantor;

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person or (B) Persons that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase or otherwise, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Company directly or indirectly through any of its direct or indirect parent holding companies; or

(3) the adoption of a plan of liquidation or dissolution of the Company other than in a transaction that complies with the provisions described under Section 5.01.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Company Order” means an order to authenticate Initial Notes or Initial Additional Notes pursuant to Section 2.02 of this Indenture signed by an Officer of the Company.

“Consolidated Net Debt” means, at any date of determination, (1) the aggregate principal amount of Debt of the Company and its Restricted Subsidiaries on such date, minus (2) up to $250 million of Eligible Cash included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recently ended fiscal period for which financial statements required by Section 4.17 have been delivered (with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Net Leverage Ratio”).

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the dividends or other distributions actually paid in cash to the Company or any of its Restricted Subsidiaries (subject to clause (2) below) by such Person during such period;

(2) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(3)(A), the net income (but not loss) of any Restricted Subsidiary that is not a Guarantor, to the extent that, at the date of determination, the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income (i) is not permitted without any prior governmental approval (that has not been obtained) or (ii) directly or indirectly, is otherwise restricted by operation of the terms of its charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary, unless such restrictions have been legally waived; provided that the Consolidated Net Income of the Company and its Restricted Subsidiaries will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) or Cash Equivalents by any such Restricted Subsidiary to the Company or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein;

(3) all extraordinary, nonrecurring or unusual gains or losses or income or expenses, including, without limitation, any expenses related to severance or relocation expenses and fees, restructuring costs, any expenses, costs or charges Incurred in connection with any offering of Equity Interests, Permitted Investment, acquisition, disposition, recapitalization or Incurrence or repayment of Debt permitted under this Indenture, including a refinancing thereof, and all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Debt, together with any related provision for taxes on any such gain, loss, income or expense;

(4) any after-tax effect of gains or loss from the early extinguishment or cancellation of any Hedging Agreement or other derivative instrument (including deferred financing costs written off and premiums paid);

(5) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(6) non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards;

(7) any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(8) goodwill write-downs or other non-cash impairments of assets; and

(9) the cumulative effect of a change in accounting principles.

“Consolidated Net Secured Debt” means, at any date of determination, (1) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on such date that is secured by a Lien on any assets of the Company or any Restricted Subsidiary minus (2) up to $250 million of Eligible Cash included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recently ended fiscal period for which financial statements for which internal financial statements are available (with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Net Leverage Ratio”).

“Corporate Trust Office” means the office of the Trustee at which this Indenture is principally administered, which at the date of this Indenture is located at Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: J2 Global, Inc. Notes Administrator.

“Credit Facilities” means one or more credit facilities with banks or other lenders providing for revolving credit loans, commercial paper facilities or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt” means, with respect to any Person, if and to the extent that the following items (other than letters of credit and Hedging Agreements) would appear as a liability upon a balance sheet (excluding footnotes thereto) of such Person prepared in accordance with GAAP, without duplication:

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding (x) trade payables and other contractual obligations to customers and suppliers arising in the ordinary course of business, and (y) any earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP and are not paid after becoming due and payable;

(5) all obligations of such Person as lessee under Capital Leases;

(6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided, that in no event shall an operating lease (and any filing, recording or other action in connection therewith) be deemed Debt; and

(8) all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C) with respect to any Debt which is Incurred at a discount to the principal amount at maturity thereof, as of any date, the accreted value thereof as of such date;

(D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E) otherwise, the outstanding principal amount thereof;

provided, however, that Debt shall not include (x) any holdback or escrow of the purchase price of property, services, businesses or assets, or (y) contingent obligations incurred in the ordinary course of business (other than Guarantees of Debt for borrowed money).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Agreements and amortization of intangibles, including, but not limited to, goodwill, of such Person and otherwise determined in accordance with GAAP.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that only the portion of Equity Interest which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Equity Interests; provided, further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interest will not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Equity Interests will not be deemed to be Disqualified Equity Interests; provided, further, that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions (x) are no more favorable to the holders than Section 4.12 and Section 4.13, and (y) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of, or 50% or more of the assets of which are located in, the United States of America or any jurisdiction thereof.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EBITDA” means, for any period, the sum of:

(1) Consolidated Net Income, plus

(2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

(3) any loss (or minus any net gain) included in the consolidated financial statements due to the application of Accounting Standards Codification Topic No. 810; plus

(4) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:

(A) provision for taxes based on income, profits or capital (including state franchise taxes and similar taxes in the nature of income tax); and

(B) Depreciation and Amortization Expense and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income (not including non-cash items in a period which reflect cash received or expected to be received in another period);

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.

“Eligible Cash” means any cash and Cash Equivalents held by the Company or any Restricted Subsidiary.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Equity Offering” means a public or private offering, after the Issue Date, of Qualified Stock of the Company or, to the extent the proceeds are contributed to the Company as Qualified Stock, any of its direct or indirect parent companies other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.13

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive (unless otherwise provided in this Indenture).

“Fitch” means Fitch Ratings Inc. and its successors.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y) the aggregate Fixed Charges during such reference period.

In making the foregoing calculation;

(1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date;

(2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4) pro forma effect will be given to:

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, which may include adjustments appropriate, in the good faith determination of a responsible financial or accounting officer of the Company, to reflect reasonably identifiable and factually supportable cost savings, operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within eighteen months of the date of such acquisition or disposition,

(C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Fixed Charges” means, for any period, the sum of:

(1) Interest Expense for such period; and

(2) the product of:

(x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and

(y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include (x) endorsements for collection or deposit in the ordinary course of business or (y) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (3) of the definition of “Permitted Investment” and is not to related to Debt. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Domestic Restricted Subsidiary party to this Indenture or that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“Incur,” “Incurred” or “Incurrence” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the Issue Date (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13.

Solely for the purpose of determining compliance with Section 4.06, the following will not be deemed to be the Incurrence of Debt:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and the accrual of interest or dividends;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which it has been engaged.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Purchasers” means the initial purchaser(s) party to a purchase agreement with the Company and the Guarantors relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

“Insignificant Subsidiary” shall mean any Domestic Restricted Subsidiary that has (a) total assets that do not exceed 5% of Total Assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are required to be delivered under this Indenture and (b) EBITDA that does not exceed 5% of consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of four consecutive quarters of the Company most recently ended for which financial statements are required to be delivered pursuant to this Indenture; provided that no Domestic Restricted Subsidiary shall be deemed to be designated as an Insignificant Subsidiary if such Domestic Restricted Subsidiary, together with all other Domestic Restricted Subsidiaries that are otherwise deemed to be Insignificant Subsidiaries, would represent, in the aggregate, (x) 10% or more of Total Assets of the Company and its Restricted Subsidiaries at the end of the most recently ended fiscal year of the Company or (y) 10% or more of the consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended period of four consecutive fiscal quarters, in each case, based upon the most recent financial statements required to be delivered pursuant to this Indenture. If, at any date of determination, the Company’s non-Guarantor Domestic Restricted Subsidiaries would represent, in the aggregate, more than 10% of Total Assets or 10% of consolidated EBITDA, then the Company shall cause one or more of such non-Guarantor Domestic Restricted Subsidiaries (the selection thereof to be at the Company’s discretion) to promptly provide Note Guaranties such that, after giving effect thereto, the remaining non-Guarantor Domestic Restricted Subsidiaries would represent less than 10% of such Total Assets and consolidated EBITDA and otherwise fit within the definition of “Insignificant Subsidiary.”

“Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“interest,” in respect of the Notes, unless the context otherwise requires, refers to interest, if any.

“Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the Notes, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Agreements (including the amortization of fees), (vii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries and (viii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Company or any Restricted Subsidiary in connection with a receivables financing, as determined on a consolidated basis and in accordance with GAAP.

“Interest Payment Date” means each April 15 and October 15 of each year, commencing April 15, 2021.

“Interest Rate Protection Agreement” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means:

(1) any direct or indirect advance, loan or other extension of credit to another Person,

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3) any purchase or acquisition of Equity Interests or Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any obligation of another Person

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, all outstanding Investments by the Company or any Restricted Subsidiary (except to the extent repaid) in the Equity Interests so sold will be deemed to be an Investment in an amount (if positive) equal to the Company’s or the applicable Restricted Subsidiary’s “Investment” in such Subsidiary at the time of such disposition. Except as otherwise provided herein, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade” means BBB- or higher by S&P, Baa3 or higher by Moody’s, BBB- or higher by Fitch, or the equivalent of such ratings by another Rating Agency.

“Issue Date” means the date on which the Initial Notes are originally issued under this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Limited Condition Acquisition” means any acquisition, including by means of a merger, consolidation or amalgamation, by the Company or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash and Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash or Cash Equivalents, and (ii) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents), net of:

(1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Net Leverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x) Consolidated Net Debt of the Company and its Restricted Subsidiaries on the transaction date to

(y) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation,

(1) any Debt, Disqualified Stock or Preferred Stock to be repaid or redeemed on the transaction date will be excluded; and

(2) pro forma effect will be given to

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, which may include adjustments appropriate, in the good faith determination of a responsible financial or accounting officer of the Company, to reflect reasonably identifiable and factually supportable cost savings, operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within eighteen months of the date of such acquisition or disposition, and

(C) the discontinuation of any discontinued operations that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04.

“Offering Memorandum” means the Offering Memorandum dated October 2, 2020 relating to the private offering of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who is satisfactory to the Trustee, who may be an employee of or counsel to the Company.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Bank Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto or any business that is a reasonable extension, development or expansion thereof.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,

(A) such Person becomes a Restricted Subsidiary of the Company engaged in a Permitted Business, or

(B) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary engaged in a Permitted Business;

(4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.13 or a result of a disposition of assets not constituting an Asset Sale;

(5) Hedging Agreements otherwise permitted under this Indenture;

(6) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(7) Investments in Unrestricted Subsidiaries, Persons engaged in a Permitted Business and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (7), not to exceed the greater of (x) $200 million (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause) and (y) 6.00% of Total Assets;

(8) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $10 million outstanding at any time;

(9) extensions of credit to customers and suppliers in the ordinary course of business;

(10) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or acquisitions of contract rights or licenses or leases of intellectual property;

(11) Investments consisting of licensing of intellectual property to other Persons in the ordinary course of business;

(12) Investments the payment for which consists of Qualified Equity Interests of the Company or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.07;

(13) any Investment existing on the Issue Date not otherwise constituting a Permitted Investment and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Noteholders in any material respect); and

(14) any Investment acquired by the Company or any of its Restricted Subsidiaries: (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; (b) in satisfaction of judgments against other Persons; or (c) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

“Permitted Liens” means:

(1) Liens existing on the Issue Date;

(2) Liens securing the Notes or any Note Guaranties;

(3) Liens securing Obligations under or with respect to (a) any Permitted Bank Debt of the Company or any Guarantor or (b) any Debt of a Restricted Subsidiary that is not a Guarantor on the assets of such Restricted Subsidiary;

(4) Liens to secure the performance of, or arising in connection with, public or statutory obligations, including, without limitation, pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(6) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

(9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(13) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(14) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(15) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred under Section 4.06(b)(9) for the purpose of financing all or any part of the purchase price or cost of construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of such property and which attach within 180 days after the date of such purchase or the completion of construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement;

(16) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(17) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(18) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(19) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(20) Liens on the Capital Stock of an Unrestricted Subsidiary to the extent such Lien constitutes an Investment permitted under Section 4.07;

(21) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Code;

(22) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (15), (16), (17) or (23) in connection with the refinancing of the obligations secured thereby; provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(23) other Liens securing Debt if, on the date of the Incurrence of the Debt, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Secured Net Leverage Ratio (calculated excluding any increase in Eligible Cash resulting from the Incurrence of such Debt or Disqualified Stock) does not exceed 2.5 to 1.0; provided that the calculation of the Secured Net Leverage Ratio will treat clause (b)(1)(A) under Section 4.06 as having been fully utilized to incur Debt of the Company and its Restricted Subsidiaries on such date that is secured by a Lien on any assets of the Company or any Restricted Subsidiary; and

(24) other Liens securing obligations in an aggregate amount not exceeding the greater of (A) $75 million and (B) 12.5% of EBITDA for the most recently ended four fiscal quarter period ending immediately prior to such date for which internal financial statements are available, with such adjustments as are set forth under the definition of “Net Leverage Ratio”.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Purchase Money Obligations” means any Debt incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise; provided that such Debt is incurred within 365 days after such acquisition.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Equity Interests.

“Rating Agencies” means S&P, Moody’s and Fitch; provided, that if any of S&P, Moody’s or Fitch (or any combination thereof) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for such Rating Agency.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) a Change of Control or (b) the first public notice of intention by the Company or a parent of the Company, as applicable, to effect a Change of Control and (ii) ends 60 days following the consummation of such Change of Control; provided, that such period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies.

“Ratings Event” means (i) a downgrade by one or more gradations (including gradations within ratings categories as well as between categories) or withdrawal of the ratings of the Notes, in each case within the Ratings Decline Period, by any of the Rating Agencies and (ii) the Notes do not have Investment Grade ratings from two or three of the Rating Agencies.

“refinance” has the meaning assigned to such term in Section 4.06.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.14.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.19.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means S&P Global Ratings and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Net Secured Debt (provided that in making such calculation, the maximum amount of Debt that the Company is permitted to Incur under Section 4.06(b)(1) shall be deemed outstanding and secured by a Lien) to (b) EBITDA for the most recently ended four fiscal quarter period ending immediately prior to such date for which internal financial statements are available, with such adjustments as are set forth under the definition of “Net Leverage Ratio.”

“Securities Act” means the Securities Act of 1933.

“Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Successor Company” has the meaning assigned to such term in Section 5.01.

“Suspended Covenants” has the meaning assigned to such term in Section 4.19.

“Suspension Period” has the meaning assigned to such term in Section 4.19.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Total Assets” means the total consolidated assets of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are required to be delivered under this Indenture.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to October 15, 2025; provided, however, that if the period from the redemption date to October 15, 2025 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to October 15, 2025 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.15.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.03. Financial Calculations for Limited Condition Acquisitions.

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Acquisition and any actions or transactions related thereto (including acquisitions, investments, the incurrence, issuance or assumption of Debt and the use of proceeds thereof, the incurrence or creation of Liens and repayments), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCA Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCA Test Date”) the definitive agreement for such Limited Condition Acquisition is entered into and if, after giving pro forma effect to the Limited Condition Acquisition and any actions or transactions related thereto (including acquisitions, investments, the incurrence, issuance or assumption of Debt and the use of proceeds thereof, the incurrence or creation of Liens and repayments) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCA Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), then such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Debt, for example, whether such Debt is committed, issued, assumed or incurred at the LCA Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCA Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCA Test Date for such Limited Condition Acquisition and any actions or transaction related thereto (including acquisitions, the incurrence, issuance or assumption of Debt and the use of proceeds thereof, the incurrence or creation of Liens and repayments), (c) Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate as reasonably determined by the Company, and (d) in connection with the making of Restricted Payments that are not in connection with such Limited Condition Acquisition, the calculation of Consolidated Net Income (and any defined term a component of which is Consolidated Net Income) will not, in any case, assume such Limited Condition Acquisition has been consummated.

For the avoidance of doubt, if the Company has made an LCA Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCA Test Date would at any time after the LCA Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of the Company or the Person subject to such Limited Condition Acquisition, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCA Test Date would at any time after the LCA Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Acquisition following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Acquisition is terminated, expires or passes, as applicable, without consummation of such Limited Condition Acquisition, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Acquisition.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating And Denominations; Legends.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in minimum denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

(b) (1) Except as otherwise provided in Section 2.01(c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) After an Initial Note or any Initial Additional Note is sold pursuant to an effective registration statement under the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication; Additional Notes.

(a) An Officer of the Company shall execute the Notes for the Company by facsimile, manual signature or other electronic signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $750,000,000,

(ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company,

after the following conditions have been met:

(1) Receipt by the Trustee of a Company Order specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes or Additional Notes,

(C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E) other information the Company may determine to include or the Trustee may reasonably request.

(2) In the case of Initial Additional Notes, such Additional Notes will be fungible with the Initial Notes for U.S. federal income tax purposes (and receipt by the Trustee of an Officer’s Certificate to that effect) or will bear a separate CUSIP number.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

(c) Upon any Event of Default pursuant to Section 6.01(7) or 6.01(8), the Trustee shall automatically be the Paying Agent.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes.

(a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receives proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee or Paying Agent (other than the Company or any Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or its Affiliates of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded).

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere and that the notice is to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09. Registration, Transfer and Exchange.

(a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend; provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their respective agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate Additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange.

(a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to Section 2.10(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in this Section 2.10(b) set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this Section 2.10(c)(1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Note delivered in reliance upon this Section 2.10(c) will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11. Temporary Offshore Global Notes.

(a) Each Note originally sold by the Initial Purchaser in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding Section 2.11(b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption.

Except as set forth below, the Notes are not redeemable at the option of the Company.

(a) At any time and from time to time on or after October 15, 2025, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

12-month period commencing on October 15 in Year	Percentage
2025	102.313%
2026	101.542%
2027	100.771%
2028 and thereafter	100.000%

(b) At any time and from time to time prior to October 15, 2025, the Company may redeem some or all of the Notes at a price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(c) Notwithstanding the foregoing, in connection with any Offer to Purchase in connection with a Change of Control Triggering Event, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such Offer to Purchase and the Company, or any third party making such tender offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice to the Holders and the Trustee, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of redemption.

Section 3.02. Redemption with Proceeds of Equity Offering. At any time and from time to time prior to October 15, 2023, the Company may redeem Notes with the net cash proceeds from any Equity Offering at a redemption price equal to 104.625% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Notes, including Additional Notes; provided that

(1) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2) at least 50% of the original aggregate principal amount of the Notes (including Additional Notes) remains outstanding immediately thereafter.

Section 3.03. Method and Effect of Redemption.

(a) If the Company elects to redeem Notes, they must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officer’s Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officer’s Certificate must also specify a record date not less than 10 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate (and in the case of Global Notes, in accordance with the applicable procedures of DTC), in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof; provided that no note of an unauthorized denomination shall remain outstanding after such redemption. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request given at least five days prior to the date such notice is to be sent (or such shorter period as is acceptable to the Trustee), by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed and the Trustee at least 10 days but not more than 60 days before the redemption date.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

(d) Notice of any redemption, whether in connection with an Equity Offering, other transaction or otherwise, may, at the Company’s discretion, be given prior to the completion of a corporate transaction (including an Equity Offering, an Incurrence of Debt, a Change of Control or other corporate transaction) and any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company and its Affiliates may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 3.04. Offer to Purchase.

(a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders with a copy to the Trustee. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued interest;

(4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(9) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(10) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

(12) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(13) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4

COVENANTS

Section 4.01. Payment Of Notes.

(a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 12:00 P.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this Section 4.01(a).

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made; provided that the Corporate Trust Office shall not be a place of service of legal process on the Company. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights and franchises of the Company and each Restricted Subsidiary; provided that the Company is not required to preserve any such right or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Article 4 or Article 5.

Section 4.04. Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established or where the failure to effect such payment would not be disadvantageous to the Holders.

Section 4.05. Maintenance of Properties and Insurance.

(a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

(b) The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

Section 4.06. Limitation on Debt and Disqualified Stock or Preferred Stock.

(a) The Company:

(1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);

provided that the Company may Incur Debt or Disqualified Stock, and any Restricted Subsidiary may Incur Debt, Disqualified Stock, or Preferred Stock, if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.00 to 1.00; provided further that the maximum amount of Debt, Disqualified Stock and Preferred Stock Incurred by Restricted Subsidiaries that are not Guarantors pursuant to this Section

4.06(a), together with (i) any Permitted Refinancing Debt in respect thereof and (ii) Debt, Disqualified Stock and Preferred Stock Incurred by Restricted Subsidiaries that are not Guarantors pursuant to Section 4.06(b)(18) below and any Permitted Refinancing Debt in respect thereof, shall not exceed the greater of (A) $250 million and (B) 50.0% of EBITDA for the most recently ended four fiscal quarter period ending immediately prior to such date for which internal financial statements are available, with such adjustments as are set forth under the definition of “Net Leverage Ratio”, at any time outstanding.

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt (“Permitted Bank Debt”) of the Company or any Restricted Subsidiary pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed the sum of (A) $350 million plus (B) an additional amount (with any amounts incurred under this clause (B) to be treated as Debt secured by a Lien on the assets of the Company for this purpose) after all amounts have been Incurred under clause (A), if after giving pro forma effect to the Incurrence of such additional amount and the application of proceeds therefrom, the Secured Net Leverage Ratio does not exceed 2.5 to 1, less any amount of such Debt permanently repaid as provided under Section 4.13;

(2) Debt of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor, is subordinated in right of payment to the Notes;

(3) Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes);

(4) Debt or Disqualified Stock (or with respect to any Restricted Subsidiary only, Preferred Stock) (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this Section 4.06(b)(4), “refinance”) then outstanding Debt or Disqualified Stock in an amount not to exceed the principal amount of the Debt or Disqualified Stock so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Debt or Disqualified Stock or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of fees and expenses in connection therewith; provided that

(A) in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B) the new Debt does not have a Stated Maturity prior to the earlier of the Stated Maturity of the Debt to be refinanced or 90 days after the final maturity date of the Notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

(C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this Section 4.06(b)(4) by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

(D) Debt Incurred pursuant to Sections 4.06(b)(1), (2), (5), (6), (11), (12), (13), (14), (15) and (17) may not be refinanced pursuant to this Section 4.06(b)(4);

(5) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries, including, but not limited to, limiting interest rate risk or exchange rate risk, and not for speculation;

(6) Debt of the Company or any Restricted Subsidiary with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt for borrowed money, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(7) Acquired Debt; provided that after giving effect to the transaction pursuant to which such Debt was incurred, including the Incurrence thereof, either (a) the Company could Incur at least $1.00 of Debt under Section 4.06(a) or (b) the Fixed Charge Coverage Ratio would not be less than such Fixed Charge Coverage Ratio immediately prior to such transaction;

(8) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of Section 4.06(b)(4)(D), not otherwise constituting Permitted Debt);

(9) Capital Leases and Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, mortgage financings or Purchase Money Obligations, Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of property for the purpose of financing all or any part of the purchase, acquisition or development price or cost of construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets; provided that the aggregate principal amount outstanding of any Debt Incurred pursuant to this Section 4.06(b)(9) may not exceed the greater of (a) (i) $140 million and (ii) 4.00% of Total Assets at the time of Incurrence, less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this Section 4.06(b)(9);

(10) Debt of Foreign Restricted Subsidiaries Incurred on or after the Issue Date in an aggregate principal amount not to exceed (a) the greater of (i) $50 million and (ii) 1.25% of Total Assets at the time of Incurrence, less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this Section 4.06(b)(10) outstanding at any time;

(11) Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause of this Section 4.06;

(12) Debt of the Company arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, or from any arrangement relating to the provision of treasury, depositary or cash management services, so long as such Debt is covered within 10 Business Days;

(13) Debt of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition);

(14) Debt of the Company or any Restricted Subsidiary consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding;

(15) Debt of the Company or any Restricted Subsidiary, the proceeds of which are applied to defease or discharge the Notes in accordance with Article 8;

(16) Debt of the Company or any Restricted Subsidiary to the seller of any business or assets permitted to be acquired by the Company or any Restricted Subsidiary under this Indenture constituting a portion of the purchase price therefor in an aggregate amount not exceeding (a) $125 million at any time outstanding, less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this Section 4.06(b)(16);

(17) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $300 million and (b) 8.75% of Total Assets at the time of Incurrence; provided that the maximum amount of Debt at any time outstanding which was Incurred pursuant to this Section 4.06(b)(17) by Restricted Subsidiaries that are not Guarantors shall not exceed an aggregate principal amount of the greater of (x) $45 million and (y) 1.25% of Total Assets at the time of Incurrence; and

(18) Debt or Disqualified Stock (or with respect to any Restricted Subsidiary only, Preferred Stock) of the Company or any Restricted Subsidiary, if, at the time of the Incurrence of such Debt, and after giving effect thereto, the Net Leverage Ratio (calculated excluding any increase in Eligible Cash resulting from the Incurrence of such Debt or Disqualified Stock) would not exceed 3.50 to 1.00; provided that the maximum amount of Debt, Disqualified Stock and Preferred Stock Incurred by Restricted Subsidiaries that are not Guarantors pursuant to this Section 4.06(b)(18), together with (i) any Permitted Refinancing Debt in respect thereof and (ii) any Debt, Disqualified Stock and Preferred Stock Incurred by a Restricted Subsidiary that is not a Guarantor pursuant to Section 4.06(a) above and any Permitted Refinancing Debt in respect thereof, shall not exceed the greater of (A) $250 million and (B) 50.0% of EBITDA for the most recently ended four fiscal quarter period ending immediately prior to such date for which internal financial statements are available, with such adjustments as are set forth under the definition of “Net Leverage Ratio”, at any time outstanding.

(c) Notwithstanding any other provision of Section 4.06, for purposes of determining compliance with this Section 4.06,

(1) increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this Section 4.06;

(2) guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Debt that is otherwise included in the determination of a particular amount of Debt shall not be included in duplication of such Debt;

(3) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and are being treated as incurred pursuant to any clause of Section 4.06(a) or (b) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Debt, then such other Debt shall not be included in duplication of such Debt;

(4) Debt permitted by this covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt; and

(5) for all purposes under this Indenture, including for purposes of calculating the Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio or the Net Leverage Ratio, as applicable, in connection with the incurrence, issuance or assumption of any Debt pursuant to paragraph (a) above or clauses (1), (17) or (18) of paragraph (b) above or the incurrence or creation of any Lien pursuant to the definition of “Permitted Liens,” the Company may elect, at its option, to treat all or any portion of the committed amount of any Debt (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described below, the “Reserved Debt Amount”), as being incurred as of such election date, and, if such Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio, the Net Leverage Ratio or other provision of this Indenture, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this covenant or the definition of “Permitted Liens,” as applicable, whether or not the Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio, the Net Leverage Ratio or other provision of this Indenture, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio, the Net Leverage Ratio or other provision of this Indenture, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Company revokes an election of a Reserved Indebtedness Amount.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d) In the event that an item of Debt meets the criteria of more than one of the types of Debt in Section 4.06(b)(1) through (18), or is entitled to be incurred pursuant to Section 4.06(a), the Company, in its sole discretion, will be entitled to classify such item of Debt (or portion thereof) and may later reclassify such Debt (or portion thereof), in any manner that complies with this Section 4.06.

(e) None of the Company or any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

(f) To the extent that the size of any basket or carve-out set forth in this Section 4.06 is determined by reference to a percentage of EBITDA, or the Fixed Charge Coverage Ratio, Net Leverage Ratio or Secured Net Leverage Ratio, no Default or Event of Default shall be deemed to occur with respect to any transaction consummated or incurred pursuant to such basket or carve-out as a result of any decrease in the amount of EBITDA, or the Fixed Charge Coverage Ratio or increase in the Net Leverage Ratio or Secured Net Leverage Ratio, in each case subsequent to such consummation or incurrence which results in such basket or carve-out no longer being sufficient to permit such transaction or incurrence; provided that the foregoing shall not limit any determinations of whether any Insignificant Subsidiary ceases to fit within the definition thereof.

Section 4.07. Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of (1) the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries or (2) any direct or indirect parent of the Company;

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity; or

(iv) make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1) no Default has occurred and is continuing,

(2) the Company could Incur at least $1.00 of Debt under Section 4.06(a), and

(3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to Section 4.07(c) below, exceed the sum of

(A) $100 million, plus

(B) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on October 1, 2020 and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus

(C) subject to Section 4.07(c), 100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Company (other than from a Subsidiary) after the Issue Date from the issuance and sale of (x) its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, and (y) to the extent such net cash proceeds are actually contributed to the Company in the form of Qualified Equity Interests, Equity Interests of the Company’s direct or indirect parent companies, plus

(D) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x) the cash return and the Fair Market Value of other property received by the Company or any Restricted Subsidiary, after the Issue Date, on account of Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this Section 4.07(a) as a result of any sale for cash, repayment, redemption, liquidating distribution, transfer of assets, payment of dividends, interest or distributions to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or other return of capital or cash realization (to the extent not included in Consolidated Net Income), plus

(y) the portion (proportionate to the Company’s Equity Interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, plus

(z) the Fair Market Value of other property received by the Company or any Restricted Subsidiary in connection with the merger or consolidation of an Unrestricted Subsidiary with or into, or transfer or conveyance of an Unrestricted Subsidiary’s assets to, the Company or any Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this Section 4.07(a), plus

(E) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this Section 4.07(a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (to the extent not included in Consolidated Net Income), not to exceed the amount of such Investment so made.

(b) The foregoing will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with Section 4.07(a);

(2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company, any Restricted Subsidiary or any direct or indirect parent in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company;

(5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company or any Guarantor in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company;

(6) any Restricted Payments made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company;

(7) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any direct or indirect parent company of the Company held by any future, present or former officers, directors, consultants or employees (or their permitted transferees, assigns, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $15 million;

(8) the repurchase of any Subordinated Debt or Disqualified Stock at a purchase price or liquidation value, as applicable, not greater than (x) 101% of the principal amount or liquidation value thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.12 or (y) 100% of the principal amount or liquidation value thereof in the event of an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.13; provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the offer to purchase;

(9) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiaries issued in accordance with Section 4.06 to the extent such dividends are included in the definition of “Fixed Charges”;

(10) the repurchase of Equity Interests (i) deemed to occur upon the exercise of stock options, warrants or other similar stock based awards under equity plans of the Company, to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other similar stock-based awards under equity plans of the Company, or (ii) in connection with tax withholding related to such Equity Interests;

(11) the payment of cash by the Company or any Restricted Subsidiary in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants of any such Person or (ii) the conversion or exchange of convertible Debt or other Capital Stock of any such Person;

(12) payments or distributions by the Company or any Restricted Subsidiary to dissenting stockholders pursuant to applicable law in connection with any merger or acquisition consummated by the Company or a Restricted Subsidiary of a Person (other than a Subsidiary of the Company) on or after the Issue Date and not prohibited by this Indenture;

(13) purchases, redemptions or acquisitions of fractional shares of Equity Interests of the Company arising out of stock dividends, splits or combinations;

(14) Restricted Payments if, at the time of making such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Debt or Disqualified Stock to finance such payment), but in such case calculated excluding any increase in Eligible Cash resulting from the Incurrence of such Debt or Disqualified Stock), the Net Leverage Ratio would not exceed 3.50 to 1.00; or

(15) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed the greater of (A) $250 million and (B) 50.0% of EBITDA for the most recently ended four fiscal quarter period ending immediately prior to such date for which internal financial statements are available, with such adjustments as are set forth under the definition of “Net Leverage Ratio”;

provided that, in the case of Section 4.07(b)(6), (7), (8), (14) and (15), no Default has occurred and is continuing or would occur as a result thereof.

(c) Proceeds of the issuance of Qualified Equity Interests will be included under Section 4.07(a)(3) only to the extent they are not applied as described in Section 4.07(b)(4), (5) or (6). Restricted Payments permitted pursuant to clause Sections 4.07(b)(3), (4), (5), (6) or (8) will not be included in making the calculations under Section 4.07(a)(3).

(d) The amount of all Restricted Payments (other than cash and Cash Equivalents) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

(e) For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Sections 4.07(b)(1) through (15) above, or is entitled to be Incurred pursuant to Section 4.07(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Company will be entitled to classify such Restricted Payment or Investment (or portion thereof) on the date of its payment, or later reclassify such Restricted Payment or Investment (or portion thereof), between such clauses (1) through (15) and Section 4.07(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that complies with this Section 4.07.

Section 4.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

Section 4.09. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless:

(1) the Company or the Restricted Subsidiary would be entitled to

(A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06, and

(B) create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.08, in which case, the corresponding Debt and Lien will be deemed incurred pursuant to those provisions, and

(2) the Company complies with Section 4.13 in respect of such transaction.

Section 4.10. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Except as provided in Section 4.10(b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

(2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

(3) make loans or advances to the Company or any other Restricted Subsidiary, or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The provisions of Section 4.10(a) do not apply to any encumbrances or restrictions:

(1) existing on the Issue Date in this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2) existing

(A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(3) of the type described in Section 4.10(a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or Purchase Money Obligation or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

(4) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.13;

(5) contained in the terms governing any Debt if (as determined in good faith by the Board of Directors) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions either (x) would not, at the time agreed to, be expected to materially adversely affect the ability of the Company to make payments on the Notes or (y) in the case of any Permitted Refinancing Debt, are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced;

(6) existing under or by reason of applicable law or any applicable rule, regulation or order;

(7) existing under or by reason of joint venture agreements, minority equity investments and other similar agreements that prohibit actions of the type described in Section 4.10(a) above, which prohibitions are applicable only to the entity or assets that are the subject of such arrangements;

(8) (A) on cash or other deposits or net worth imposed by customers or supplied under agreements entered into in the ordinary course of business, (B) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the Notes or (C) pursuant to Interest Rate Protection Agreements; or

(9) required pursuant to this Indenture.

Section 4.11. Guaranties by Restricted Subsidiaries. If the Company or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary, other than an Insignificant Subsidiary, after the Issue Date, or any Insignificant Subsidiary ceases to fit within the definition thereof, such Restricted Subsidiary shall provide a Note Guaranty.

A Restricted Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.12. Repurchase of Notes Upon a Change of Control Triggering Event.

(a) The Company shall, upon not less than 30 nor more than 60 days’ prior notice to the Holders and the Trustee, given not more than 30 days following a Change of Control Triggering Event, except to the extent the Company has delivered irrevocable notice to the Trustee of its intention to redeem all of the Notes as described under Section 3.01, make an Offer to Purchase all outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase.

(b) Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

(c) The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture and purchases all Notes properly tendered and not withdrawn under the Offer to Purchase or (2) notice of redemption for all outstanding Notes has been given pursuant to this Indenture as described above under Section 3.01, unless and until there is a default in payment of the redemption price.

Section 4.13. Limitation on Asset Sales.

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for Fair Market Value.

(2) At least 75% of the consideration consists of cash or Cash Equivalents received at closing. (For purposes of this Section 4.13(a)(2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Company or a Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, shall be considered cash or Cash Equivalents received at closing).

(3) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used:

(A) to permanently repay secured Debt of the Company or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary,

(B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business,

(C) to make a capital expenditure; or

(D) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

The Company will be deemed to have complied with the provisions set forth in Section 4.13(a)(3)(B), (C) and (D) if (i) within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Company (or applicable Restricted Subsidiary) has entered into a binding agreement to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business or to make a capital expenditure or acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business and that acquisition or capital expenditure is thereafter completed within 180 days after the end of such 365 day period or (ii) in the event such binding agreement described in the preceding clause (i) is cancelled or terminated for any reason before such Net Cash Proceeds are so applied, the Company (or the applicable Restricted Subsidiary) enter into another such binding commitment within 180 days of such cancellation or termination of the prior binding commitment, in which case such acquisition or capital expenditure must be completed within 180 days after the date thereof.

(4) The Net Cash Proceeds of an Asset Sale not applied pursuant to Section 4.13(a)(3) constitute “Excess Proceeds.” Excess Proceeds of less than $100 million will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed such amount, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. If any Excess Proceeds remain, the Company may use such Excess Proceeds for any purposes not prohibited by this Indenture. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

Section 4.14. Limitation on Transactions with Affiliates.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”), unless the transaction is on terms that are, taken as a whole, not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s length basis.

(b) Any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $25 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the Trustee.

(c) Sections 4.14(a) and (b) do not apply to

(1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2) any employment agreement, consulting agreement, severance agreement, employee benefit plan, compensation arrangement, equity incentive agreement, officer or director indemnification agreement or any similar arrangement entered into by, or policy of, the Company, any of its direct or indirect parent companies, or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto;

(3) Restricted Payments that do not violate Section 4.07 and any Permitted Investment (other than pursuant to clauses (1) or (3) of the definition thereof);

(4) payment of reasonable fees and reasonable compensation to, provision of customary benefits to and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies, or any Restricted Subsidiary;

(5) loans and advances to officers, directors, consultants and employees of the Company, any of its direct or indirect parent companies, or any Restricted Subsidiary for travel, entertainment, moving, other relocation and similar expenses, in each case made in the ordinary course of business;

(6) any issuance of Qualified Equity Interests of the Company;

(7) transactions with customers, clients, lessors, landlords, suppliers, contractors or purchasers or sellers of goods or services that are Affiliates otherwise in compliance with the terms of this Indenture which are fair to the Company or the applicable Restricted Subsidiary, in the reasonable determination of the Board of Directors;

(8) transactions in the ordinary course of business with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Restricted Subsidiary holds or acquires an ownership interest (whether by way of Equity Interests or otherwise) so long as the terms of any such transactions are fair to the Company or the applicable Restricted Subsidiary, in the reasonable determination of the Board of Directors;

(9) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new agreement, taken as a whole, is not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date; and

(10) transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and its Restricted Subsidiaries.

Section 4.15. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

(1) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary;

(2) At the time of the designation, the designation would be permitted under Section 4.07;

(3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07;

(4) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would be prohibited by Section 4.14; and

(5) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 4.06 and Section 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to Section 4.15(b).

(b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 4.15(a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in Section 4.15(d).

(2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(3) it is released at that time from its Note Guaranty, if any; and

(4) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1) all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13;

(2) Investments therein previously charged under Section 4.07 will be credited thereunder;

(3) it may be required to issue a Note Guaranty pursuant to Section 4.11; and

(4) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Section 4.16. [Reserved].

Section 4.17. Financial Reports.

The Company shall, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding under this Indenture, the Company shall furnish to the Holders and the Trustee the following information, such information, in each case, to comply in all material respects with the applicable requirements of the specified form:

(a) within 90 days after the end of each fiscal year (or if such day is not a Business Day, on the next succeeding Business Day), all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed by the Company with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or if such day is not a Business Day, on the next succeeding Business Day), all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed by the Company with the Commission, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and financial statements prepared in accordance with GAAP; and

(c) all information required by current reports that would be required to be filed with the Commission by the Company on Form 8-K, or any successor or comparable form, if the Company were required to file such reports, in each case within five Business Days of the date on which time periods specified in the Commission’s rules and regulations.

In addition, the Company shall, for so long as any Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, furnish to the Holders of the Notes, beneficial owners and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company will be deemed to have furnished such information referred to above (including the immediately preceding paragraph) to the Trustee and the holders if the Company or any direct or indirect parent of the Company has filed such information with the Commission via the EDGAR (or successor) filing system and such information is publicly available. Delivery of such information and reports to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive or actual notice of any information contained therein or determinable from the information contained therein, including our compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such information or reports. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or the Company’s website under this Indenture, or participate in any conference calls.

To the extent any such reports referred to in clauses (a) through (c) under this Section 4.17 is not so filed or furnished, as applicable, within the time periods specified above and such reports are subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.

Section 4.18. Reports to Trustee.

(a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that the Officer has conducted or supervised a review of the activities of the Company, and its Restricted Subsidiaries during such fiscal year and their performance during that time under this Indenture and that, based upon such review, the signor does not know of any Default that occurred during such fiscal year or, if there has been a Default, specifying the Default and its nature and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or Event of Default, an Officer’s Certificate setting forth the details of the Default or Event of Default, its status and the action which the Company is taking or proposes to take with respect thereto.

Section 4.19. Suspension of Certain Covenants. If at any time after the Issue Date the Notes are rated Investment Grade by two or three of the three Rating Agencies, the Company and its Restricted Subsidiaries will not be subject to the covenants in Sections 4.06, 4.07, 4.10, 4.13, 4.14 and 5.01(a)(3) (the “Suspended Covenants”).

Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect and such designation shall be deemed to have created a Restricted Payment as set forth under Section 4.07 following the Reversion Date (as defined below).

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in the first paragraph of this section is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. Notwithstanding that the Suspended Covenants may be reinstated, no Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to Section 4.06(b)(8). For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(3), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(3) of such covenant. For purposes of Section 4.13, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.

The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying the Trustee of any Suspension Period or Reversion Date, as the case may be, pursuant to this Section 4.19, upon which the Trustee may conclusively rely. The Trustee shall have no duty to inquire or to verify the ratings of the Notes by the Rating Agencies or otherwise to determine the factual basis for the Company’s determination of the occurrence or timing of a Suspension Period or Reversion Date. The Company also shall provide notice to the Holders of any Suspension Period or Reversion Date.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets; No Lease of All or Substantially All Assets.

(a) The Company will not:

(i) consolidate with or merge with or into any Person, or

(ii) sell, lease, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, unless

(1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is an entity organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”) and expressly assumes by supplemental indenture all of the obligations of the Company under this Indenture and the Notes;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, (i) the Company or the resulting, surviving or transferee Person could Incur at least $1.00 of Debt under Section 4.06(a), (ii) the Fixed Charge Coverage Ratio would be greater than or equal to the Fixed Charge Coverage Ratio immediately prior to such transaction or (iii) the Net Leverage Ratio at the time of such transaction, and after giving effect thereto, would not exceed 3.50 to 1.00; and

(4) the Company or the Successor Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided, that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets or any lease, the Company will be released from its obligations under this Indenture and the Notes.

Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor.

(a) No Guarantor may

(i) consolidate with or merge with or into any Person, or

(ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person,

unless

(A) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction is made in compliance with the covenant described under Section 4.13.

(b) Upon the consummation of any transaction effected in accordance with clause (A) or (B) of Section 5.02(a)(ii), if the Guarantor is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Note Guaranty with the same effect as if such successor Person had been named as the Guarantor therein. Upon such substitution, such Guarantor will be released from its obligations under its Note Guaranty.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in the payment of the principal or premium, if any, of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 consecutive days;

(3) the Company fails to make an Offer to Purchase and thereafter accepts and pays for Notes tendered when and as required pursuant to Section 4.12 or Section 4.13, or the Company or any Guarantor fails to comply with Article 5;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than as set forth in (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes; provided, that the Company shall have 120 days after the receipt of such notice to remedy, or receive a waiver for, any failure to comply with Section 4.17;

(5) there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $50 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries by a court or courts of competent jurisdiction and are not paid, stayed or discharged, and there is a period of 60 consecutive days following entry of such final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, stayed or discharged against all such Persons to exceed $50 million (to the extent not covered by indemnities provided by reputable creditworthy companies or insurance as to which the applicable insurance company is solvent and has not denied coverage);

(7) an involuntary case or other proceeding is commenced against the Company or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(8) the Company or any Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii)

consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any Significant Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an Event of Default specified in clause (7) or (8) a “bankruptcy default”); or

(9) any Note Guaranty ceases to be in full force and effect or a Guarantor denies or disaffirms its obligations under its Note Guaranty, each other than in accordance with the terms of this Indenture.

Section 6.02. Acceleration.

(a) If an Event of Default, other than a bankruptcy default with respect to the Company occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall (subject to the other provisions of this Indenture), declare the principal of and accrued interest on the Notes to be immediately due and payable; provided that no notice of Default may be given with respect to any action taken, and reported publicly to holders, more than two years prior to such notice of Default. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c) In the event of a declaration of acceleration of the Notes solely because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived (and the related declaration of acceleration rescinded or annulled) by the Holders of the relevant Debt within 30 Business Days after the declaration of acceleration with respect to the Notes and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Notwithstanding anything to the contrary herein, (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.17 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to any other Holder). The Trustee will be under no obligation to exercise any of the rights and powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3) Holders have offered, and if requested, provided to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such written notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee (in any capacity) may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee (in any capacity), its agents and counsel and any other amounts due the Trustee (in any capacity) hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee (in any capacity), its agents and counsel, and any other amounts due the Trustee acting in any capacity hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee (in any capacity) hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee (in any capacity) for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General.

(a) [Reserved]

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee.

(a) In the absence of gross negligence or willful misconduct on its part as determined by a final order of a court of competent jurisdiction, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, bond, debenture, note, other evidence of Debt or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, each conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the acts or omissions of any agent appointed with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered, and if requested, provided to the Trustee security or indemnity satisfactory to it against the costs, fees, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) In no event shall the Trustee be liable for any consequential, special, indirect or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall be entitled to request and receive written instructions from the Company and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of Company.

(j) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

(k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. However, in the event the Trustee acquires a conflicting interest (as such term is used in the Trust Indenture Act) it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.10 hereof.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and if a responsible officer of the Trustee has actual knowledge thereof, the Trustee will send notice of the Default to each Holder within 90 days after it is actually known to a responsible officer of the Trustee, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06. [Reserved].

Section 7.07. Compensation and Indemnity.

(a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the compensation and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee (in any capacity) for (including without limitation its officers, directors, agents and employees), and hold it harmless against, any loss, liability, expense, action, suit or proceeding at law or in equity (including, without limitation, attorneys’ fees and expenses and the costs of enforcement of this Indenture), except to the extent the same shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by the Trustee’s gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d) The obligations of the Company under this Section 7.07 shall survive any satisfaction, discharge and termination of this Indenture and the resignation or removal of the Trustee (in any capacity).

Section 7.08. Replacement of Trustee.

(a) (1) The Trustee may resign at any time by written notice to the Company.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee, after written request by any Holder who has been a Holder for at least six months, is no longer eligible under Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the written consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10. Eligibility. This Indenture must always have a Trustee that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations.

(a) Subject to Section 8.01(b), this Indenture will be discharged and will cease to be of further effect as to all Notes when either:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced, (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of one or more notices of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of an Independent Financial Advisor to the extent such amounts consist of U.S. Government Obligations, to pay and discharge the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that (i) upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption and (ii) any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(B) the Company has paid or caused to be paid all sums payable by it under this Indenture;

(C) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be; and

(D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After satisfying the conditions in Section 8.01(a)(1), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in Section 8.01(a)(2), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in a writing prepared by the Company at their cost and expense the discharge of the Company’s obligations under the Notes and this Indenture other than the surviving obligations.

Section 8.02. Legal Defeasance. After the deposit referred to in Section 8.02(1) is made, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty will terminate; provided the following conditions have been satisfied:

(1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be; provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2) No Default has occurred and is continuing on the date of the deposit.

(3) The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(4) The Company has delivered to the Trustee

(A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x), and

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(6) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. After the deposit referred to in Section 8.03(1) is made, the Company’s obligations set forth in Sections 4.06 through 4.15, inclusive and Section 5.01(a)(3)and each Guarantor’s obligations under its Note Guaranty, will terminate, and Sections 6.01(3), (4), (5), (6) and (9) will no longer constitute Events of Default; provided the following conditions have been satisfied:

(1) The Company has complied with Sections 8.02(1), (2), (3), (4)(B), (5) and (6); and

(2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to the Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. Subject to applicable abandoned property laws, the Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years; provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Notes or any Note Guaranty without notice to or the consent of any Noteholder:

(1) to cure any ambiguity, defect, mistake or inconsistency in this Indenture or the Notes or the Note Guaranties;

(2) to comply with Article 5;

(3) [reserved];

(4) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(7) to provide for or confirm the issuance of Additional Notes;

(8) to make any amendment to the provisions of Article 2 as permitted by this Indenture; provided that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of the Holders to transfer Notes;

(9) to make any other change that would provide additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any Holder; or

(10) to conform any provision to the section entitled “Description of the Notes” in the Offering Memorandum.

Section 9.02. Amendments With Consent of Holders.

(a) Except as otherwise provided in Sections 6.02, 6.04, 6.07 and 9.01, or Section 9.02(b), the Company and the Trustee may amend this Indenture and the Notes or a Note Guaranty or Note Guaranties with the written consent of the holders of a majority in principal amount of the outstanding Notes (including, without limitation, any Additional Notes) and the Holders of a majority in principal amount of the outstanding Notes (including, without limitation, any Additional Notes) may waive future compliance by the Company with any provision of this Indenture or the Notes or any Guarantor with any provision of its Note Guaranty.

(b) Notwithstanding the provisions of Section 9.02(a), without the consent of each Holder affected, an amendment or waiver may not

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,

(3) reduce the amount payable upon the redemption of any Note, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, (i) reduce the purchase amount or purchase price or (ii) except as may be required by applicable law, extend the latest expiration date or purchase date thereunder,

(5) make any Note payable in money other than that stated in the Note,

(6) impair the contractual right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers,

(8) modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders, or

(9) release any Note Guaranty by a Domestic Restricted Subsidiary not otherwise permitted to be released by this Indenture.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of (i) written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes and (ii) the Officer’s Certificate and Opinion of Counsel required by Section 9.04 hereof. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby (with a copy to the Trustee) a notice briefly describing the amendment, supplement or waiver. The Company will send copies of the amendment, waiver or supplemental indenture to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent.

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Officer’s Certificate and Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture.

Section 9.05. [Reserved].

Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

GUARANTIES

Section 10.01. The Guaranties. Subject to the provisions of this Article, each Guarantor that executes this Indenture or a supplemental indenture in the form attached hereto as Exhibit B hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to this Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 10.02, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the applicable Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture or a supplemental indenture in the form of Exhibit B evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture,

(2) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary, or

(3) defeasance or discharge of the Notes, as provided in Article 8.

In the case of a termination in accordance with the above, such Guarantor shall deliver written notice of the termination to the Trustee, but failure to so notify the Trustee shall not invalidate or otherwise affect the termination. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents prepared by the Company at its cost and expense reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939. The Company and the Guarantors shall not be required to qualify this Indenture under the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

Section 11.02. Noteholder Communications; Noteholder Actions.

(a) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(b) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to Section 11.02(d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c) The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03. Notices.

(a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

J2 Global, Inc.

6922 Hollywood Boulevard, Suite 500

Los Angeles, California 90028

Facsimile: 323-372-3617

Attention: Jeremy D. Rossen

if to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: J2 Global, Inc. Notes Administrator

Facsimile: (612) 217-5651

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Note) if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary.

(d) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 11.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07. Governing Law. This Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Indenture. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09. Successors. All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12. Entire Agreement. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 11.13. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 11.14. Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.15. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 11.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.17. Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

J2 GLOBAL, INC.,
as the Company

By:	/s/ R. Scott Turicchi
Name:	R. Scott Turicchi
	Title:	President

J2 CLOUD SERVICES, LLC
OOKLA, LLC
ZIFF DAVIS, LLC
NETPROTECT, INC.
EVERYDAY HEALTH, INC.
EVERYDAY HEALTH MEDIA, LLC
MUDHOOK MARKETING, INC.
HUMBLE BUNDLE, INC.
KEEPITSAFE, INC.
EKAHAU, INC.
THREATTRACK SECURITY, INC.
IGN ENTERTAINMENT, INC.
BABYCENTER, L.L.C.
PRIME EDUCATION, LLC
SPICEWORKS, INC.
J2 WEB SERVICES, INC.
OFFERS.COM, LLC,
as the Guarantors

By:	/s/ Jeremy Rossen
	Name:	Jeremy Rossen
	Title:	Authorized Signatory

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Banking Officer

EXHIBIT A

[FACE OF NOTE]

J2 GLOBAL, INC.

4.625% Senior Note Due 2030

CUSIP _______________

No.	$_______________

J2 GLOBAL, INC., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on October 15, 2030.

[Initial]1 Interest Rate: 4.625% per annum.

Interest Payment Dates: April 15 and October 15, commencing April 15, 2021.

Regular Record Dates: April 1 and October 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Initial Notes or Initial Additional Notes only.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually, by facsimile or by other electronic signature by its duly authorized officer.

Date:	J2 GLOBAL, INC.,
as the Company

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 4.625% Senior Notes Due 2030 described in the Indenture referred to in this Note.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

J2 GLOBAL, INC.

4.625% Senior Note Due 2030

1. Principal and Interest.

The Company promises to pay the principal of this Note on October 15, 2030.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 4.625% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on April 1 or October 1 immediately preceding the interest payment date) on each interest payment date, commencing April 15, 2021.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].2 Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest, at a rate of 4.625% per annum. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of October 7, 2020 (as amended from time to time, the “Indenture”), between the Company, the guarantors party thereto and Wilmington Trust, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $750,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note may be guaranteed as set forth in the Indenture.

[2]	For Additional Notes, may be the date of their original issue or a later interest payment date.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7. Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

8. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[3]

By:
To be executed by an executive officer

[3]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date: ____________

Your Signature: __________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:4 _____________________________

[4]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES5

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[5]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

J2 GLOBAL, INC.

[The New Guarantor(s) Party Hereto]

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

4.625% SENIOR NOTES DUE 2030

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among J2 Global, Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each a “New Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 7, 2020 (the “Indenture”), relating to the Company’s 4.625% Senior Notes due 2030 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any Domestic Restricted Subsidiary, other than an Insignificant Subsidiary, that it acquires or creates after the Issue Date to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, pdf or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes; provided that notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 7. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

J2 GLOBAL, INC., as the Company

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (2)(F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

[TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.]

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EXHIBIT E

Regulation S Certificate

_________, ____

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: J2 Global, Inc. Notes Administrator

Re:	J2 Global, Inc.

4.625% Senior Notes due 2030 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated

as of October 7, 2020 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _________________

EXHIBIT F

Rule 144A Certificate

_________, ____

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: J2 Global, Inc. Notes Administrator

Re:	J2 Global, Inc.

4.625% Senior Notes due 2030 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated

as of October 7, 2020 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐	B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since the end of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

F-1

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _________________

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: J2 Global, Inc. Notes Administrator

Re:	J2 Global, Inc.

4.625% Senior Notes due 2030 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated

as of October 7, 2020 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐	B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1. We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2. Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4. We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5. We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6. The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _________________

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By: _________________________________

Date: ________________________________

Taxpayer ID number: ___________________

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: J2 Global, Inc. Notes Administrator

OR

[Name of DTC Participant]

Re:	J2 Global, Inc.

4.625% Senior Notes due 2030 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated

as of October 7, 2020 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.

We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date: _________________

[FORM II]

Certificate of Beneficial Ownership

To:	Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: J2 Global, Inc. Notes Administrator

Re:	J2 Global, Inc.

4.625% Senior Notes due 2030 (the “Notes”)

Issued under the Indenture (the “Indenture”), dated as of

October 7, 2020, relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date: _________________

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

I-1